REPAYMENT GUARANTY



         THIS REPAYMENT GUARANTY (the "Guaranty") is made as of October 4, 1994 by ILX INCORPORATED, an Arizona corporation (the "Guarantor"), whose address is set forth in Paragraph 9 hereof, in favor of BANK ONE, ARIZONA, NA, a national banking association ("Holder"), whose address is Real Estate Lending Division, P.O. Box 29542, Phoenix, Arizona 85038.

        1. Except as otherwise provided in this Guaranty, all terms defined in that certain Promissory Note of even date herewith by and between LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, an Arizona limited partnership ("Maker"), and Holder (as it may be amended and modified from time to time) (the "Note") shall have the same meaning when used in this Guaranty. Such defined terms are denoted in the Note and in this Guaranty by initial capital letters.

        2. In order to induce Holder to loan to Maker the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000) (the "Loan"), to be evidenced by the Note of even date herewith executed by Maker and payable to the order of Holder, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Holder and to its successors, endorsees and/or assigns, (i) the full and prompt payment of the principal sum of the Note in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, (ii) the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the Note, and in any deed of trust, security agreement, loan agreement, lease assignment and other assignment or agreement referred to in the Note and/or now or hereafter evidencing or securing the Note or setting forth obligations of Maker in connection with the Loan (which documents, together with the Note, are collectively referred to herein as the "Loan ---- Documents") and (iii) the full and complete performance of all other obligations of Maker now or hereafter arising pursuant to the Loan Documents. The obligations guaranteed pursuant to this Paragraph 2 are hereinafter referred to as the "Guaranteed Obligations".

        3.        Guarantor  agrees,   represents  and  warrants  to  Holder  as
follows:

                  (a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Maker and Holder, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; (ii) Holder's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof, including, without limitation, the Deed of Trust; (iii) any release of Maker or any other guarantor from any liability with respect to the Guaranteed Obligations; or (iv) any release or subordination of any real or personal property then held by Holder as security for the performance of the Guaranteed Obligations.

                  (b) Guarantor's liability under this Guaranty shall continue until all sums due under the Note have been paid in full and until all Guaranteed Obligations of Maker to Holder have been satisfied, and shall not be reduced by virtue of any payment by Maker of any amount due under the Note or under any of the Loan Documents or by Holder's recourse to any collateral or security. Each Guarantor acknowledges that Holder may apply any payment made by Maker to Holder to any obligation of Maker to Holder under the terms of any Loan Documents in such amounts and such manner as Holder may elect, regardless of whether such application complies with any instruction or designation given or made by Maker with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of the Guarantor hereunder.

                  (c)       Guarantor  has and will  continue  to have  full and
                            complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Maker, Maker's financial status and its ability to pay and perform the Guaranteed Obligations owed to Holder. Guarantor further warrants and represents that he has approved copies of the Loan Documents and is fully informed of the remedies Holder may pursue, with or without notice to Maker, in the event of default under the Note or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Holder, Guarantor shall keep himself fully informed as to all aspects of Maker's financial condition and the performance of the Guaranteed Obligations.

        4. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Holder of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.

        5. Guarantor hereby waives to the extent permitted by law: (i) all notices to Guarantor, to Maker, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations owed to Holder and, except to the extent set forth in Paragraph 7 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relative thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Holder may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Note or the Loan Documents (as Event of Default is defined therein), notwithstanding the existence of any dispute between Maker and Holder with respect to the existence of the default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Maker may allege against Holder with respect thereto. Moreover, Guarantor agrees that his obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

        6. Guarantor agrees that Holder may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral or proceeding against Maker or any other guarantor, including without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Holder to proceed against Maker, to proceed against any other guarantor, including without limitation any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

        7.        (a)      Guarantor agrees that nothing  contained herein shall
                           prevent  Holder  from  suing  on  the  Note  or  from
                           exercising  any rights  available to it thereunder or
                           under any of the Loan Documents and that the exercise
                           of any of the aforesaid rights shall not constitute a
                           legal   or   equitable   discharge   of  any  of  the
                           Guarantors.  Guarantor hereby authorizes and empowers
                           Holder  to  exercise,  in its  sole  discretion,  any
                           rights  and  remedies,  or any  combination  thereof,
                           which may then be  available  to Holder,  since it is
                           the  intent  and  purpose  of   Guarantor   that  the
                           obligations hereunder shall be absolute,  independent
                           and  unconditional  under any and all  circumstances.
                           Without  limiting the  generality  of the  foregoing,
                           Guarantor   hereby   expressly  waives  any  and  all
                           benefits under Arizona  Revised  Statutes  ("A.R.S.")
                           Sections  12-1641  through  12-1646 and Rule 17(f) of
                           the Arizona Rules of Civil Procedure. Notwithstanding
                           any  foreclosure  of the lien of any deed of trust or
                           security  agreement with respect to any or all of any
                           real or personal property secured thereby, whether by
                           the exercise of the power of sale contained  therein,
                           by  an  action  for  judicial  foreclosure  or  by an
                           acceptance   of  a  deed  in  lieu  of   foreclosure,
                           Guarantor shall remain bound under this Guaranty.

                  (b) Guarantor hereby waives and relinquishes all rights of subrogation, contribution and reimbursement from or against Maker or against any collateral or security. Guarantor further agrees that, to the extent the waiver of its rights of subrogation, contribution and reimbursement as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Maker or against any
                           collateral   or   security   shall  be   junior   and
                           subordinate to any right Holder may have against Maker and to all right, title and interest Holder may have in any collateral or security. Holder may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate. With respect to the enforced collection of the Guaranteed Obligations or the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Holder agrees to give Guarantor five (5) days' prior written notice, in the manner set forth in Paragraph 9 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

                  (c) Guarantor's sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Holder may also bid at any such sale and in the event such collateral is sold to Holder in whole or in partial satisfaction of the Guaranteed Obligations, Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Holder may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Holder by Maker.

                  (d) To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor's right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Holder harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys' fees and costs) Holder may suffer as a result of such dispute.

                  (e) Guarantor hereby subordinates any liabilities or indebtedness of Maker held by Guarantor to the obligation of Maker to Holder under the Loan Documents or any other instrument of indebtedness; provided, however, that unless and until an Event of Default shall have occurred, Maker may make and Guarantor may accept regular payments of principal and interest on such liabilities and indebtedness as the same shall become due and payable.

        8.        (a)      Guarantor  warrants and represents that any financial
                           statements  of  Guarantor   heretofore  delivered  to
                           Holder are true and correct in all material respects.

                  (b) Guarantor covenants and agrees to immediately notify Holder of any material adverse change in Guarantor's financial status.

        9. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand, or sent by registered or certified mail, postage prepaid, through the United States Postal Service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand shall be deemed given when delivered.

                  To Guarantor:     ILX Incorporated
                                    2777 East Camelback Road
                                    Phoenix, Arizona 85016


                  To Holder:        Bank One, Arizona, NA
                                    Real Estate Lending Division
                                    P.O. Box 29542
                                    Phoenix, Arizona 85038


       10. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Holder, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

       11. If any or all of the Guaranteed Obligations are not paid when due or if an Event of Default occurs, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorney's fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

       12. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

       13. This Guaranty is solely for the benefit of Holder, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Maker.

       14. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

       15. This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.

       16.        (a)      Binding  Arbitration.  Holder  and  Guarantor  hereby
                           agree  that  all  controversies  and  claims  arising
                           directly or indirectly  out of this Guaranty shall at
                           the  written  request  of  any  party  be  arbitrated
                           pursuant  to the  applicable  rules  of the  American
                           Arbitration Association.  The arbitration shall occur
                           in the  State of  Arizona.  Judgment  upon any  award
                           rendered by the  arbitrator(s)  may be entered in any
                           court having  jurisdiction.  The Federal  Arbitration
                           Act   shall   apply   to   the    construction    and
                           interpretation of this arbitration agreement.

                  (b) Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

                  (c)
                           Provisional Remedies, Self-Help, and Foreclosure. No provision of subparagraph (a) shall limit the right of any party to exercise self-help remedies, to draw on any letters of credit, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Holder's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.


       17.        Guarantor shall maintain:

                  (a) As of the end of each fiscal quarter, an Owner's Equity Percentage equal to or exceeding thirty-five percent (35%). "Owner's Equity Percentage" means the result obtained by dividing (i) Tangible Net Worth by
                           (ii) total assets, less Intangible Assets. "Intangible Assets" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, loan origination fees, non-competition covenants, organization or formation expenses, patents, shares of the capital stock of Guarantor, service marks, service names, trademarks, trade names, write-up in the book value of any asset in excess of the acquisition cost of the asset to Guarantor, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Guarantor, loans and advances to stockholders, directors, officers, and employees of Guarantor, unamortized leasehold improvements expense not recoverable at the end of the lease term, unamortized debt discount, and deferred discount. "Tangible Net Worth" means (i) the sum of all capital accounts of Guarantor (including, without limitation, any paid-in capital, capital surplus, and retained earnings), plus (ii) the book value, in accordance with GAAP, of the limited partnership interest in Maker of shareholders of Guarantor, as determined by Holder, less (iii) the sum of the value on Guarantor's books of all Intangible Assets.

                  (b) As of the end of each fiscal quarter, a Debt to Equity Percentage equal to or less than 1.15 to 1. "Debt to Equity Percentage" means the result obtained by dividing (i) Debt of Guarantor by (ii) Tangible Net Worth. "Debt" means, without limitation, (a) any indebtedness for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations, (e) all Debt of others secured by a lien on any asset, whether or not such Debt is assumed by Guarantor or guaranteed by Guarantor, and (f) all Debt of others guaranteed by Guarantor and all other indebtedness that would appear as a liability upon a balance sheet of Guarantor prepared in accordance with GAAP.

                  (c) At all times, cash, cash equivalents, and readily marketable securities, free and clear of all liens and encumbrances, in an aggregate amount not less than $500,000.

         18. At all times, Guarantor shall own all outstanding capital stock of ILE Sedona Incorporated, an Arizona corporation ("ILE"), and ILE shall be the only general partner in Maker with an ownership interest therein of not less than that held on and as of the date hereof.

         19.      Guarantor  hereby   represents  and  warrants  to  Holder  the
                  following:

                 (a) Organization and Powers. Guarantor is a corporation, duly organized and validly existing under the laws of the State of Arizona, and is qualified to transact business in the State of Arizona. Guarantor has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of the Guarantor's chief executive office and principal place of business is 2777 East Camelback Road, Phoenix, Arizona 85016.

                  (b) Good Standing. Guarantor has made all filings and is in good standing in the State of Arizona and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Guarantor.

                 (c) Non-Foreign Status. Guarantor is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Guarantor's U.S. employer identification number is as set forth in the Certification of Non-Foreign Status.

                 (d) Authorization. The execution, delivery and performance of each of this Guaranty by Guarantor and each other Loan Document to be executed and delivered by Guarantor are within Guarantor's powers and have been duly authorized by all necessary action by Guarantor.

                 (e) No Conflict. The execution, delivery and performance of this Guaranty and the other Loan Documents by Guarantor will not violate (i) Guarantor's Articles of Incorporation or Bylaws; or (ii) any legal requirement affecting Guarantor or any of its properties; or (iii) any agreement to which Guarantor is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties.

                 (f) Binding Obligations. This Guaranty and each of the other Loan Documents executed by Guarantor have been duly executed by Guarantor, and are legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (g) No Material Defaults. There exists no material violation of or material default by Guarantor and, to the best knowledge of Guarantor, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to any mortgage, instrument, agreement or document by which Guarantor, or any of its properties is bound.

                 (h) Litigation; Adverse Facts. There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of the Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a "Legal Action"), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets or condition (financial or otherwise) of Guarantor or would materially and adversely affect Guarantor's ability to perform its obligations under this Guaranty and the other Loan Documents. There is no basis known to Guarantor for any such action, suit or proceeding. Guarantor is not
                           (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets or condition (financial or otherwise) of Guarantor, (b) subject to, or in default with respect to any other legal requirement that would have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Guarantor, or (c) in default with respect to any agreement to which Guarantor is a party or to which it is bound. There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

                 (i) Payment of Taxes. All tax returns and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Guarantor knows of no proposed tax assessment against it that would be material to the condition (financial or otherwise) of Guarantor, and Guarantor has not contracted with any government entity in connection with such taxes.

                IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                            INCORPORATED, an Arizona corporation



                                            By: Joseph P. Martori
                                                ---------------------------
                                            Name: Joseph P. Martori
                                                  -------------------------
                                            Title:  Chairman/President
                                                    -----------------------